Exhibit 10.2

July 28, 2016

BY FACSIMILE AND FEDEX

Amgen Inc.

One Amgen Center Drive

Thousand Oaks, CA 91320-1799

Attention: Corporate Secretary (Fax: (805) 447-1010)

Re:Waiver of Rights Under SPA and Promissory Note

Ladies and Gentlemen:

Reference is made herein to that certain (i) Securities Purchase Agreement (the “SPA”), dated as of February 22, 2016, by and among Unilife Corporation (“Unilife”), Unilife Medical Solutions, Inc. (“UMS”) and Amgen Inc. (“Amgen”); and (ii) 6% Senior Secured Convertible Note Due 2023, dated as of February 22, 2016, issued by Unilife and UMS to Amgen in the aggregate principal amount of U.S. $30,0000,000 (the “2016 Note”).  Capitalized terms used herein but otherwise not defined shall have the meanings ascribed to such terms in the SPA.

As you are aware, Unilife failed to timely file with the U.S. Securities and Exchange Commission (the “Commission”) its Quarterly Report on Form 10-Q for the quarter ended March 30, 2016 (the “Form 10-Q”), which was due to be filed with the Commission on May 10, 2016.  Unilife is currently in the process of preparing the Form 10-Q for filing with the Commission and, as noted in Unilife’s Current Report on Form 8-K filed with the Commission on July 17, 2016, the Company intends to file the Form 10-Q with the Commission on or prior to November 7, 2016 (the “Filing Deadline Date”).

Pursuant to Section 6.3(i) of the SPA, until the date on which Amgen shall have sold all the Conversion Shares and none of the Notes are outstanding, Unilife is required to timely file all reports required to be filed with the Commission pursuant to the Exchange Act or the rules and regulations thereunder.  In addition, pursuant to Section 4(a)(viii) of the 2016 Note, an “Event of Default” (as defined in the 2016 Note) will have occurred in the event that Unilife materially breaches any covenant or other term or condition in the SPA and such material breach continues for a period of at least ten (10) consecutive Business Days (as defined in the 2016 Note) after written notice thereof is received by Unilife from Amgen.

Unilife Corporation

250 Cross Farm Lane, York, PA 17406   T + 1 717 384 3400   F + 717 384 3401   E info@unilife.com   W www.unilife.com

By countersigning this letter agreement, (i) until 11:59 p.m. New York City time on the Filing Deadline Date, Amgen waives any and all rights whatsoever that Amgen has or may have under the Transaction Documents to declare an “Event of Default” under the 2016 Note as a result of Unilife’s failure to timely file the Form 10-Q with the Commission; and (ii) Amgen acknowledges and agrees that the filing by Unilife of the Form 10-Q with the Commission shall cure any breach of Section 6.3(i) of the SPA as a result of Unilife’s failure to timely file the Form 10-Q with the Commission.

Very yours truly,

UNILIFE CORPORATION

		By:	/s/ John Ryan
		Name:	John Ryan
		Title:	Interim President and Chief Executive Officer, Senior Vice President, General Counsel and Secretary

UNILIFE MEDICAL SOLUTIONS

		By:	/s/ David Hastings
		Name:	David Hastings
		Title:	Senior Vice President and Chief Financial Officer

CONFIRMED AND AGREED TO:

AMGEN INC.

By:	/s/ Bethany Mancilla
Name:	Bethany Mancilla
Title:	Vice President, Business Development